Exhibit 23.A
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-158205) and related Prospectus of El Paso Corporation (“El Paso”), Colorado Interstate Gas Company, Colorado Interstate Issuing Corporation, El Paso Natural Gas Company, Southern Natural Gas Company, Southern Natural Issuing Corporation and Tennessee Gas Pipeline Company (the “issuers”) for the registration of preferred stock of El Paso, common stock of El Paso, purchase contracts of El Paso, warrants of El Paso, units of El Paso and debt securities of each of the issuers.
We consent to the incorporation by reference of our reports dated February 26, 2009, with respect to the consolidated financial statements and schedule of El Paso as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, and the effectiveness of internal control over financial reporting of El Paso as of December 31, 2008, included in El Paso’s Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.
We also consent to the incorporation by reference of our report dated February 26, 2009, with respect to the consolidated financial statements and schedule of Colorado Interstate Gas Company as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, included in Colorado Interstate Gas Company’s Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.
We also consent to the incorporation by reference of our report dated February 26, 2009, with respect to the consolidated financial statements and schedule of El Paso Natural Gas Company as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, included in El Paso Natural Gas Company’s Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.
We also consent to the incorporation by reference of our report dated February 26, 2009, with respect to the consolidated financial statements and schedule of Southern Natural Gas Company as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, included in Southern Natural Gas Company’s Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.
We also consent to the incorporation by reference of our report dated February 26, 2009, with respect to the consolidated financial statements and schedule of Tennessee Gas Pipeline Company as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, included in Tennessee Gas Pipeline Company’s Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Houston, Texas
April 9, 2009